Exhibit 10.17

LEASE AGREEMENT

THIS LEASE (this “Lease”) is made as of this 1st day of September 2008, between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”). In consideration of the mutual promises and representations in this Lease, the Landlord and Tenant agree as follows:

Article 1. -BASIC LEASE INFORMATION`

1.1	Basic Lease Information.

In addition to the terms that are defined elsewhere in this Lease, the following definitions and provisions apply to this Lease:

(a)	Building: The building located on the Land and of which the Premises are a part and located at 4134 S. Alston Avenue, Durham, NC 27713, Labs 103 and 104.

(b)	Premises: That portion of the Building, containing approximately 2,300 rentable square feet, as determined by Landlord in its reasonable discretion and in accordance with BOMA standards, as shown on Exhibit A attached hereto and incorporated herein by reference.

(c)	Land: The land on which the Project is located and which is described on Exhibit B.

(d)	Project: The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot (and parking structure, if any), walkways, driveways and landscaping.

(e)	Term: The term of this Lease shall be for three (3) years, plus the remainder of any partial calendar month in which the term commences beginning on the Commencement Date and ending at 6:00 P.M. (local time at the Premises) on the Expiration Date. Tenant shall have option of renewing the original term of this Lease for an additional period of three (3) years with sixty (60) days prior written notice.

(f)	Commencement Date: September 1, 2008, or as adjusted pursuant to the terms of this Lease. If the Commencement Date is not on the first calendar day of the month, the first Lease Year shall additionally include any partial month running from the Commencement Date through the last day of such partial month.

(g)	Expiration Date: August 31, 2011, unless adjusted or otherwise sooner terminated pursuant to the terms and provisions of this Lease.

(h)	Lease Year: The twelve month period beginning on the first day of the first full month on or after the Commencement Date (“Lease Year 1”) or any twelve month period beginning on an anniversary date of the Commencement Date.

(i)	Security Deposit: $2,000.00.

(j)	Base Rent: The minimum base rent for the Term is as set forth in the following Base Rent Schedule payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

Years	Monthly Base Rent	Annual Base Rent
Initial Term: 1 - 3	$4,216.67	$50,600.00
Option Term: 4 - 6	$4,532.92	$54,395.00

(k)	Tenant’s Share: 33%. Tenant’s Share is calculated as the same proportion which the rentable square footage of the Premises bears in relation to the rentable square footage of the Building.

(l)	Permitted Use: Laboratory, related office and other related uses consistent with the character of the Building and otherwise in compliance with the provisions of Article 4 hereof.

(m)	Address for Rent Payment:	Biopharm Properties, LLC
PO Box 1928
Mount Airy, NC 27030

(n)	Landlord’s Notice Address:	Biopharm Properties, LLC
PO Box 1928
Mount Airy, NC 27030

(o)	Tenant’s Notice Address:	Bernhard Lampert
Chimerix, Inc.
5007 Southpark Drive, Suite 200
Durham, NC 27713

1.2	Exhibits.

The following exhibits are attached to this Lease and made part of this Lease:

Exhibit A: Description of Premises

Exhibit B: Description of the Land

Exhibit C: Rules and Regulations

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Article 2. -LEASE OF PREMISES

2.1	Lease of Premises.

Upon and subject to all the terms and conditions hereof; Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The duration of this Lease shall be the Term.

2.2	Common Areas.

Tenant shall have the right together with other tenants and occupants and invitees to the non-exclusive use of the portions of the Project that are for the non-exclusive use of tenants, occupants and invitees, including but not limited to sidewalks, driveways, stairways, public restrooms, and common halls, lobbies, elevators and passages, in the Building and on the Land (collectively the “Common Areas”) for reasonable ingress to and egress from the Premises or the normal use thereof; subject to the other provisions of this Lease including, without limitation, the Rules and Regulations in Exhibit C.

Article 3. -DELIVERY OF THE PREMISES

3.1	Possession / Satisfactory Condition.

Effective as of the Commencement Date, Tenant shall accept the Premises in their condition as of such date, subject to all applicable Legal Requirements (as defined in Article 4 hereof). Tenant’s taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession except for a list of items agreed to (such agreement not to be unreasonably withheld) and signed by Landlord and Tenant and latent defects. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building or the Land and no representation respecting the condition of the Premises, the Building or the Land have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereto, or in a written document signed by Landlord.

3.2	Failure to Give Possession / Adjustment of Commencement Date.

If Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of any of the following: (i) labor disputes and/or material shortages (ii) Force Majeure or Acts of God (iii) the hold over or retention of possession of any tenant, tenants, or occupants; (iv) the acts or omissions of Tenant, whether or not negligent or intentional; or (v) for any other reason, beyond Landlord’s reasonable control, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to Landlord’s delivery of possession of the Premises to Tenant. No such failure to give possession on the date of commencement of the term hereof shall affect the validity of this Lease or the obligation of Tenant hereunder, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

3.3	Early Occupancy / Adjustment of Commencement Date.

If the Premises are ready for occupancy prior to the Commencement Date and Tenant occupies the Premises prior to said date, or if Tenant occupies all or any part of the Premises prior to the Commencement Date set out in Article 1, then the Commencement Date shall be the date of Tenant’s early occupancy.

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3.4	Items Not Delaying Possession or Occupancy.

The Premises shall not be deemed to be unready for Tenant’s occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustment remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the Premises are ready for Tenant’s occupancy, the decision of Landlord’s architect shall be final and binding on the parties.

3.5	No Representation.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business.

Article 4. -USE OF PREMISES

4.1	Permitted Uses.

Tenant shall occupy and use the Premises during the Term solely for the Permitted Use set out in Article 1, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively the “Legal Requirements”). Tenant will use the Premises in a careful, safe and lawful manner. Tenant shall not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Building, or make or permit to be made any use of the Premises which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building, the Land or covering Landlord’s operations. Landlord acknowledges and agrees that the Permitted Use specified in Section 1.1(1) shall not violate the terms of this Section 4.1.

Article 5. -RENT

5.1	Payment of Rent.

Tenant shall pay the monthly installment of Base Rent and pay the Additional Rent due under Article 6 below (collectively “Monthly Rent”) in advance on or before the first day of each calendar month of the Term. If the Commencement Date is not the first day of a calendar month, Tenant shall pay on the Commencement Date a pro rata portion of the Monthly Rent for the first partial month of the Term.

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5.2	Additional Rent / Rent.

Any amount required to be paid by Tenant hereunder in addition to Base Rent shall be “Additional Rent.” Base Rent and Additional Rent are sometimes collectively referred to herein as “Rent”

5.3	Payment Terms.

Monthly Rent shall be paid without demand or notice and without any right of setoff or deduction except as specifically provided herein, as Tenant’s obligation to pay Rent is separate and independent of Landlord’s obligations under this Lease. Rent payments shall be sent to the Address for Rent Payment set out in Article 1, or such other address as Landlord instructs Tenant in writing to send Rent payments.

Article 6. -OPERATING EXPENSES

6.1	Expense Payment Obligation.

In addition to Base Rent, commencing on the Commencement Date, Tenant agrees to pay to Landlord as Additional Rent Tenant’s Share of “Expenses” (as defined below). On the first day of each month of year one of the Term, Tenant shall pay Landlord an amount equal to $569.25 which amount shall be deemed to be Tenant’s share of “Expenses”, subject to adjustment as provided in Section 6.4 below. Payments for any fractional calendar month shall be prorated.

6.2	Definition of “Expenses.”

The term “Expenses” shall mean and include those expenses paid or incurred by Landlord for managing, maintaining, operating and repairing the Project, and any personal property used in conjunction therewith.

(a)	Expenses shall include, without limitation:

(i)	the cost of all insurance coverage related to the Project,

(ii)	Taxes (as defined below) assessed against the Land and/or Building, and

(iii)	the cost of utilities (including water and sewer services for the Building), labor, materials, supplies, equipment, tools, permits licenses, inspection fees, management fees and common area expenses attributable to the Project.

(b)	Expenses shall not include:

(i)	costs of alterations of tenants’ space in the Building,

(ii)	depreciation charges,

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(iii)	interest and principal payments on mortgages,

(iv)	ground rental payments, or

(v)	real estate brokerage and leasing commissions.

6.3	Definition of “Taxes.”

The term “Taxes” shall mean ad valorem real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or many other taxes imposed upon or measured by Landlord’s income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes), which may now or hereinafter be levied or assessed upon the Land and/or upon the Building. Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the Landlord’s fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of said Building and Land.

6.4	Annual Statement and Reconciliation.

Within 120 days after the end of each calendar year during the Term (or such longer period as may reasonably be required), Landlord will furnish to Tenant a statement (the “Annual Statement”) showing the following:

(a)	the total and Tenant’s Share of Expenses for said calendar year;

(b)	the amount of retroactive rent adjustment for Expenses to be paid promptly by Tenant to Landlord upon receipt of said statement or to be credited to Tenant for said calendar year; and

(c)	Landlord’s estimate of the amount of additional rent to be paid on account of Expenses for the then current calendar year and thereafter until receipt of a new statement containing a revised Landlord’s Estimate.

Any amount due to Landlord as shown on any such Annual Statement shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the Annual Statement. If pursuant to the Annual Statement Landlord owes Tenant a credit, then, Landlord may credit Tenant’s payments next coming due or refund such credit amount to Tenant within thirty days after the date of the Annual Statement. If this Lease expires or terminates on a day other than December 31, then Tenant’s Share of Expenses shall be prorated. The provisions of this Section 6.5 shall survive the expiration or termination of the Lease.

6.5	Books and Records.

Tenant shall have the right to examine Landlord’s books and records with respect to the items in the Annual Statement for the year in question during normal business hours at any time within ten (10) days following the furnishing of such Annual Statement by Landlord to Tenant. Unless Tenant shall take written exception to any item within thirty (30) days after the furnishing of the foregoing Annual Statement, such Annual Statement shall be considered as final and accepted by Tenant. Tenant shall pay to Landlord any amount shown as owing on such Annual Statement as set forth above, regardless of whether or not Tenant takes written exception thereto.

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Article 7. -SECURITY DEPOSIT

7.1	Delivery of Security Deposit.

Tenant agrees to deposit with Landlord, upon execution of this Lease, a security deposit in the amount of $2,000.00 for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease.

7.2	Application and Restoration of Security Deposit.

If Tenant defaults beyond any applicable cure period in respect to any of the terms, provisions, covenants and conditions of the Lease including, but not limited to, payment of Rent and/or additional rent and any other monies payable by Tenant hereunder, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any such Rent or other payment in default, or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have occurred before or after any re-entry by Landlord. If any of the security shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefore by Landlord, pay to Landlord such additional sum as may be necessary to restore the security to the original amount required to be deposited.

7.3	Remittance of Security Deposit.

If Tenant shall fully and faithfully comply with all terms, provisions, covenants, and conditions of this Lease, the security, or any balance thereof, shall be returned to Tenant within thirty (30) days after the last of the following to occur:

(a)	the time fixed as the expiration of the term of this Lease;

(b)	the removal of Tenant from the Premises;

(c)	the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

(d)	the time required for the rent adjustments and other amounts due pursuant to the Lease to have been computed by Landlord and paid by Tenant.

Except as otherwise required by law, Tenant shall not be entitled to any interest in the aforesaid security. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security or the remaining balance thereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of this Lease. Landlord’s obligation to return the Security Deposit shall survive the termination of this Lease.

Article 8. -PAYMENTS UNDER LEASE

8.1	Late Charge / Default Interest.

If any payment of Rent due from Tenant is not received by Landlord within ten (10) days after the date such payment is due, in addition to any other remedies available to Landlord, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue rent or twenty-five dollars, whichever is greater, as a late charge. Such late charge shall be paid promptly upon demand. In addition to the late charge, Rent not paid within ten (10) days of when due shall bear interest at the annual rate equal to eighteen percent (18%) per annum (the “Default Rate”) from the 10th day after the due date until paid. Notwithstanding the foregoing, Tenant shall not be obligated to pay any late charge or interest the first time in any twelve (12) month period that Tenant pays rent late.

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8.2	Returned Checks.

If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee.

8.3	No Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and/or additional rents and/or any other monies payable hereunder shall be deemed to be other than on account of the earliest of such due and payable hereunder; nor shall any notice or statement of conditions accompanying any check or payment due hereunder be deemed an accord and satisfaction and Landlord may accept any such payment without prejudice to Landlord’s right to recover the balance of all amounts due and owing hereunder or to pursue any other remedy provided for in this Lease and/or at law or in equity.

Article 9. -SERVICES

9.1	Services Provided to Premises.

Subject to the terms of this Article 9, Landlord shall provide the following to the Premises:

(a)	heat and air conditioning, at such temperatures as are provided in comparable facilities in the Research Triangle Park, North Carolina area, each Premises shall have separate HVAC connections;

(b)	normal electrical connections;

(c)	water and sewer connections in common with other tenants of the Building;

(d)	voice and data line connection providing access to the local public telephone company;

(e)	fire alarm service;

(f)	connection for hook up to security system; and

(g)	an emergency generator, subject to the terms herein,

9.2	No Liability for Interruption of Services.

Landlord reserves the right to stop building system services when necessary. Landlord shall have no liability or responsibility for failure to supply building services during any such period of interruption unless such interruption unreasonably interferes with Tenant’s use or occupancy of the Premises; provided however, Landlord shall give Tenant advance written notice of any planned stoppage of building system services for routine maintenance, repairs, alterations or improvements. Tenant understands and agrees that Landlord shall not be liable in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air conditioning, electricity, water, sewer or other utility or service occasioned by fire, accident, strikes, break-down, necessary maintenance, alterations, or repairs, replacements, conduct of other tenants, requirements of a public authority or causes beyond Landlord’s control unless caused by the gross negligence or willful misconduct of Landlord.

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9.3	Payments for Services.

Tenant shall pay directly to the utility service provider, prior to delinquency, any separately metered utilities (for example, electricity and telephone) and services which may be furnished to Tenant or the Premises during the Term. If such utilities or services are not separately metered for Tenant (for example water and sewer servicing the entire Building), Tenant shall pay Tenant’s Share of such utilities and services as an Expense, subject to adjustment as set out herein. If the meter providing such utility does not cover the entire Building, an equitable adjustment shall be made based on the premises served by such meter.

9.4	Emergency Generator(s).

Landlord’s sole obligation for either providing an emergency generator(s) or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator(s) with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generator(s) as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators of back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement; repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.

Article 10. -RULES AND REGULATIONS

10.1	Rules and Regulations.

Tenant shall at all times during the Term (including any extension or renewal thereof), comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering the use of the Premises and the Project. The current rules and regulations are attached hereto and made a part hereof as Exhibit C. If there is a conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules and regulations by other tenants in the Project, their employees, agents, contractors, visitors, or invitees but Landlord shall enforce all the rules and regulations.

Article 11. -COMMON AREAS

11.1	No Rights In General Public.

The Common Areas and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and Land and the tenants.

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11.2	Landlord Rights in Common Area.

Landlord reserves the right to use any portion of the Common Areas from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same and to relocate such Common Areas, for the benefit of the Building, the Land, and other tenants, so long as reasonable access to the Premises and reasonable alternative parking is provided and such actions do not unreasonably interfere with Tenant’s use or occupancy of the Premises.

11.3	Landlord’s Right to Alter Common Areas.

Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or locations of the Common Areas, including entrances, driveways, and parking areas so long as reasonable access to the Premises and reasonable alternative parking is provided and such actions do not unreasonably interfere with Tenant’s use or occupancy of the Premises.

Article 12. -PARKING

12.1	Easement for Parking Area.

Subject to the other provisions of this Lease, Tenant shall have the right to park in those areas designated for non-reserved parking. Such areas for non-exclusive parking spaces shall serve all tenants, their employees, business invitees and agents; provided, however, that at no time during any day of the original or extended Term of this Lease shall the aggregate number of non-exclusive parking spaces actually occupied by Tenant, Tenant’s employees, business invitees and agents exceed Tenant’s Share of the parking spaces on the Land (which figure is a maximum number of spaces to be utilized by or for Tenant at any one time, but Landlord in no respect guarantees that such number of spaces will in fact be available at any one time for Tenant).

12.2	Landlord’s Rights in Parking Area.

Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same for the benefit of the Land and to grant easements therein to public and quasi public authorities, (c) to cause unauthorized motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to provide for such exclusive use as Landlord may determine from time to time, for the exclusive use of the handicapped, and (e) to adopt and modify from time to time Rules and Regulations for parking and vehicular ingress, egress, speed, and for times and places for move-in, move-out and deliveries.

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Article 13. -CARE AND MAINTENANCE

13.1	Landlord’s Maintenance Obligations.

Landlord, as an Expense, shall keep and maintain the exterior portion of the Building and the Building systems, including the plumbing, mechanical and electrical systems to the point they enter the Premises, the roof, foundation, exterior walls of the Building and interior structural walls of the Building, and the exterior ground and parking lot in good repair, reasonable wear and tear and losses and damages caused by Tenant, or by any of Tenant’s agents, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Landlord shall provide for routine HVAC maintenance for the HVAC units on the roof of the Building (such as regular filter changing). Landlord shall repair damages covered by this paragraph caused by Tenant or any of the Tenant Parties at Tenant’s sole cost and expense. Landlord shall not be liable for failure to make any repairs or to perform any maintenance unless such failure persists for more than five (5) days after Tenant’s written notice of the need for such repairs or maintenance, in which case Landlord shall grant Tenant a day-for-day rent abatement until such services are restored. Landlord shall not be liable for reasonable delays beyond control of Landlord, including, but not limited to, adverse weather conditions and acts of God.

13.2	Tenant’s Obligations.

Tenant shall keep and maintain the Premises in a neat, clean condition and in good repair and order and shall keep all fixtures, plumbing, mechanical, and electrical systems, all windows, doors, toilets and sinks in the Premises, and Tenant’s personal property, including its equipment located on the Premises in good working order; provided however, as to all plumbing, mechanical, and electrical system maintenance. Tenant shall use the services of contractors chosen or approved by Landlord. Tenant shall provide for any janitorial services required for all necessary cleaning of the Premises and shall replace all inoperative light bulbs, ballasts and broken glass. All of Tenant’s storage shall be within the Premises; no outside storage is permitted. Tenant shall appropriately separate all materials to be recycled.

Article 14. -ASSIGNMENT-SUBLETTING

14.1	Assignment/Subletting Prohibited.

Tenant shall not, without Landlord’s prior written consent which may not be unreasonably withheld: (i) assign, hypothecate, mortgage, encumber, or convey this Lease or any interest under it; (ii) allow any transfer thereof of any lien upon Tenant’s interest by operation of law; or (iii) sublet the Premises in whole or in part. Any attempt to do any of the foregoing shall be void and of no effect. A transfer of a controlling interest in Tenant shall be deemed an assignment of this Lease unless such transfer is in connection with a debt or equity financing of the Tenant.

Article 15. -ALTERATIONS

15.1	No Alterations.

Tenant shall not make any alterations, additions or improvements to the Premises or Project of any kind whatsoever, without the prior written approval of Landlord, which approval will not be unreasonably withheld.

15.2	Discharge of Liens.

Any mechanic’s lien filed against the Premises, the Building or the Land, for work or materials claimed to have been furnished to Tenant shall be discharged of record by Tenant or bonded around within ten (10) days thereafter, at Tenant’s expense.

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15.3	Tenant’s Furniture and Fixtures.

Furniture and movable trade fixtures, which are installed by Tenant at its expense, unless otherwise agreed, shall remain Tenant’s property and may be removed at any time, prior to the termination of the Term provided that Tenant promptly repairs any damage caused by such removal and that in Landlord’s reasonable determination such removal will not adversely impair the structural integrity of the Building. Any such trade fixtures which Tenant has the right to remove under the foregoing provisions, or personal property belonging to Tenant or to any invitee, assignee or subtenant, if not removed within three days of such termination, shall be deemed abandoned and if Landlord so elects become the property of Landlord without any payment or offset therefore. If Landlord shall not so elect, Landlord may remove any fixtures or property from the Premises and store them at Tenant’s sole risk and expense or dispose of them in any manner including the sale, scrapping or destruction thereof and to the extent permitted by law. Tenant waives all claims against Landlord therefore. Tenant shall repair and restore, and save Landlord forever harmless from any and all damage to the Premises caused by such removal by Tenant.

Article 16. -ACCESS TO PREMISES

16.1	Landlord’s Access To Premises.

Landlord, and its agents, representatives, employees and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease, to perform such environmental tests as my be reasonably required to confirm Tenant’s compliance with the terms hereof and for any other business purpose. Landlord and Landlord’s employees and representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers or lenders and during the last year of the Term, to prospective tenants or for any other business purpose. If Tenant shall not be personally present to open and permit an entry into said Premises during an emergency, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefore (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Except in an emergency, Landlord shall be accompanied by a representative of Tenant at all times while on the Premises.

Article 17. -INSURANCE

17.1	Landlord’s Insurance.

Landlord shall, as an Expense, maintain such insurance covering the Project as Landlord shall determine and Landlord’s mortgagee shall require.

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17.2	Tenant’s Insurance.

At all times during the Term of this Lease, Tenant, at Tenant’s sole cost and expense shall maintain on the Premises:

(a)	commercial general liability insurance with a minimum limit of not less than $81,000,000 per occurrence for bodily injury and property damage with respect to the Premises.

(b)	insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all of Tenant’s property of every kind and character in the Premises, Building and on the Land including without limitation all additions, improvements and alterations to the Premises and of all furniture, trade fixtures, and equipment in the Premises.

(c)	worker’s compensation insurance with no less than the minimum limits required by law.

17.3	Insurance Requirements.

The commercial general liability insurance policies maintained by Tenant shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively “Landlord Parties”) as additional insureds. The commercial general liability insurance and the pollution legal liability insurance shall insure on an occurrence and not on a claims made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon the commencement of the Term and with respect to any renewal of insurance policy, no later than 5 days prior to the expiration of such policy.

Article 18. -SUBROGATION/WAIVER OF CLAIMS

18.1	Mutual Waiver of Claims.

Landlord and Tenant each hereby waive all rights of recovery from the other and against the officers, employees, agents and representatives of the other, on account of loss or damage arising from any cause covered by any insurance required to be carried by such waiving party pursuant to this Lease or any other insurance actually carried by such waiving party.

18.2	Waiver of Subrogation.

Tenant and Landlord shall cause their respective insurer(s) to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof. Tenant will cause all other occupants of the Premises (or any portion thereof), whether by sublease or assignment, claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Article 18 and to obtain such waiver of subrogation rights endorsements; provided however this requirement shall not be deemed a consent to any sublease or assignment.

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Article 19. -INDEMNITY

19.1	Tenant’s Indemnity.

Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all claims, demands, costs and expenses, including reasonable attorney’s fees “Claim” for the defense thereof, for injury or death or damage to property occurring within or about the Premises, arising, directly or indirectly, out of Tenant’s use or occupancy of the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any gross act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises, unless caused solely by the gross negligence or willful misconduct of Landlord. Tenant’s obligation of indemnity under this paragraph and elsewhere in this Lease, including but not limited to section 30.1, is conditioned upon: (a) Landlord providing Tenant with prompt written notice of the Claim for which indemnification is sought; (b) Landlord providing Tenant with sole control over the defense of such Claim, including but not limited to the retention of counsel; (c) Landlord cooperating with Tenant in the defense of such Claim; and (d) Landlord’s agreement not to settle any Claim with prior written consent of Tenant which agreement shall not be unreasonably withheld.

19.2	Landlord’s Indemnity

Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all claims, demands, costs and expenses, including reasonable attorney’s fees “Claim” for the defense thereof, for injury or death or damage to property occurring within or about the Premises, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any gross act or negligence of Landlord, its agents, servants, employees or invitees, in or about the Premises, unless caused solely by the gross negligence or willful misconduct of Tenant. Landlord’s obligation of indemnity under this paragraph and elsewhere in this Lease, is conditioned upon: (a) Tenant providing Landlord with prompt written notice of the Claim for which indemnification is sought; (b) Tenant providing Landlord with sole control over the defense of such Claim, including but not limited to the retention of counsel; (c) Tenant cooperating with Landlord in the defense of such Claim; and (d) Tenant’s agreement not to settle any Claim with the prior written consent of Landlord, which agreement shall not be unreasonably withheld.

19.2	Waiver of Claims.

Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including without limitation, loss of records kept within the Premises). Tenant further waives any and all claims for injury to Tenant’s business or loss of income relating to such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission, or neglect of any tenant in the Project or of any other third party, unless caused by Landlord’s gross negligence or willful misconduct.

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19.3	Defense of Claims.

In case of any action or proceeding brought against Landlord by reason of any such Claim, upon notice from Landlord, Landlord, at Landlord’s sole cost as expense, may retain its own counsel if Tenant’s counsel is not reasonably acceptable to Landlord

Article 20. -LOSS OF PREMISES BY CASUALTY

20.1	Total Destruction.

If the Premises is totally destroyed by fire or other casualty; Landlord may, and if the destruction does not result from the intentionally wrongful or grossly negligent act of Tenant, Tenant may by written notice given not later than thirty (30) days after the date of such destruction, terminate this Lease, in which event Rent paid for the period beyond the date of destruction shall be refunded to Tenant. In the event the Lease is not terminated pursuant to this provision, rent shall abate on a per diem basis during the period of untenantability.

20.2	Partial Destruction.

If the Premises are partially damaged by fire other casualty but not totally destroyed yet (i) the damages are such that Landlord, in its sole judgment, concludes that restoration cannot be completed within one hundred fifty (150) days; (ii) less than one year of the Term remains; or (iii) insurance carried by Landlord in a sufficient amount to restore the Premises is not made available to Landlord, then Landlord may, at its option, terminate this Lease by written notice given not later than sixty (60) days after the date of such destruction, in which event Rent paid for the period beyond the date of destruction shall be refunded to Tenant. Within a reasonable time after the casualty, Landlord shall furnish Tenant with Landlord’s estimate of the time required to complete restoration and whether or not sufficient insurance proceeds are available to Landlord to pay for the required restoration.

20.3	Repair/Restoration.

If this Lease is not terminated pursuant to Section 20.1 or 20.2 above, Landlord shall repair and/or restore the Premises and any other portions of the Building reasonably required for Tenant’s use of the Premises as provided in this Lease. If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, Monthly Rent shall abate on a proportional basis (based on the rentable square footage of the unusable portion of the Premises) from the time all required Hazardous Material Clearances, if any, are obtained, until the Premises (or applicable portion thereof) are repaired and restored. Landlord’s obligation to restore the Premises shall be subject to delays arising from the collection of insurance proceeds, from force majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Article 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided however, that if repair or restoration of the Premises is not substantially complete as of the end of the restoration period reasonably estimated by Landlord above, Landlord or Tenant may elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date of discovery. Notwithstanding anything herein to the contrary, Tenant shall not have the right to terminate this Lease based on the restoration not being substantially complete by the estimated date until Tenant has given Landlord written notice of the intention to terminate. If Landlord shall substantially complete the restoration within thirty (30) days after receipt of the notice, Tenant’s notice shall be nullified and this Lease shall remain in full force and effect.

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20.4	Tenant’s Fault.

Notwithstanding anything contained herein to the contrary, if the Premises are damaged by cause due to the gross negligence of Tenant, its employees, agents, customers, or invitees, Landlord may repair such damage and there shall be no apportionment or abatement of Monthly Rent. Landlord shall not be required to restore fixtures or improvements made or owned by Tenant after the Commencement Date.

Article 21. -EMINENT DOMAIN

21.1	Taking.

If the Building, or a substantial part of the Premises which makes the Premises unusable for the Permitted Use, shall be taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease shall not terminate, but Monthly Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking

21.2	Right to Condemnation Award.

Landlord shall be entitled to receive and retain the entire condemnation award for taking of the Building and/or the Premises. Tenant shall have not right or claim against Landlord for any alleged value of the unexpired portion of this Lease, or its leasehold estate, of for costs of removal, relocation, business interruption expense or any other damage arising out of such taking. Tenant, however, may make a claim against the condemning authority (but not against Landlord) for any moving expense, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

Article 22. -SUBORDINATION

22.1	Lease Subordinate.

At anytime prior to or during the Lease term Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (including any and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignment and extensions thereof, the “Mortgage”) constituting a lien against the Building, the Land or any interest therein, and may sell and lease back the Land. This Lease shall, at the option of any such mortgagee, be subject and subordinate at all times to the lien of any such Mortgage, without the necessity of any further instrument or act on the part of Tenant.

22.2	Delivery of Subordination and Attornment.

Tenant shall execute and deliver such further instrument or instruments subordinating this Lease to the lien of any such Mortgage of the party secured or proposed mortgagee or party proposed to be secured, provided such mortgagee promises that in the event it should succeed to Landlord’s interest in the Premises, it shall not disturb Tenant’s possession under this Lease so long as Tenant is not in default hereunder.

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22.3	Subsequent Landlord Liable Only During Ownership.

Should any Mortgage affecting the Building or the Land be foreclosed or if any ground or underlying lease be terminated, the liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership.

Article 23. -ESTOPPEL CERTIFICATE

23.1	Tenant’s Delivery of Estoppel Certificate.

Tenant agrees at any time and from time to time upon not less than ten (10) business days prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing, in form and substance as Landlord reasonably requests, certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the basic rent and other charges have been paid in advance, if any, and (c) all of the defaults of Landlord hereunder known by Tenant, if any, (and if there are no defaults of Landlord known by Tenant, then a statement to that effect) it being intended that any such statement delivered pursuant to this Article 23 may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Land and/or by party interested in the Land or any part thereof. Specifically, Tenant upon notice as aforesaid from Landlord agrees to execute and deliver to Landlord a document setting forth the information described in the preceding paragraph and any other information reasonably required by Landlord to effectuate the purpose of selling, financing, the Land or otherwise dealing with the same in a commercially reasonable manner.

Article 24. -CERTAIN RIGHTS RESERVED TO LANDLORD

24.1	Rights Reserved.

Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder as long as the exercise of such rights does not unreasonably interfere with Tenant’s use or enjoyment of the Premises:

(a)	to change the name or street address of the Building;

(b)	to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events however, at Tenant’s sole risk and responsibility;

(c)	to take any and all measures, including inspection, repairs, alterations, decorations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises, the Building, the Land or Landlord’s interests, or as may be reasonably necessary or desirable in the operation of the Building.

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24.2	Landlord’s Access to Exercise Reserved Rights.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant’s obligations hereunder as long as the exercise of such rights does not unreasonably interfere with Tenant’s use or enjoyment of the Premises.

Article 25. -HOLDING OVER

25.1	Effects of Holdover.

In the event Tenant remains in possession of the Premises after the expiration of the Term, or any extensions hereof without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that Tenant shall then be obligated to pay Monthly Rent at one and one-half times the rate of the Monthly Rent due for the last 30 days of the Term for so long as Landlord is kept out of possession of the Premises and (b) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.

25.2	Landlord’s Rights and Remedies in Event of Holdover.

No such payment, nor the acceptance thereof after expiration of the Term or earlier termination of the Lease shall result in a renewal, extension or reinstatement of this Lease, or shall in any way constitute a waiver of the rights of Landlord to re-enter the Premises or to dispossess Tenant and recover possession of the Premises and the just and former estate of Landlord and to bring any action for damages suffered by Landlord on account of Tenant’s failure to vacate the Premises.

Article 26. -DEFAULT

26.1	Tenant’s Default.

If Tenant defaults in the payment of rent, or if Tenant defaults in the prompt and full performance of any other provisions of this Lease, and Tenant does not cure the default within 30 days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law, or if any petition shall be filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant’s capital structure (and if filed against Tenant such petition shall not be dismissed within 60 days) or if Tenant be declared insolvent according to law, or if Tenant makes an assignment for the benefit of creditors or admits its inability to pay its debts, or if a receiver be appointed for any property of Tenant, then and in any such event Landlord may, if Landlord so elects but not otherwise, treat the occurrence of anyone or more of the foregoing events as a default hereunder and with or without notice of such election, and with or without any demand whatsoever, either forthwith terminate this Lease and Tenant’s rights to possession of the Premises or, without terminating this Lease, forthwith terminate Tenant’s right to possession of the Premises,

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26.2	Landlord’s Default / Notice and Opportunity to Cure.

Tenant will not avail itself of any remedy provided at law or in equity until Landlord fails to cure any default on the part of Landlord within 30 days after its receipt of written notice of such default from Tenant; and Landlord and Tenant agree that in no event shall Landlord be liable to Tenant for any special, consequential or incidental damages.

Article 27. -LANDLORD’S REMEDIES

27.1	Delivery of Possession Upon Termination.

Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant to the fullest extent permitted by law thereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord’s rights to rent or any other right given to Landlord hereunder or by operation of law.

27.2	Termination of Right to Possession Only.

If Landlord elects to terminate Tenant’s right to possession only, without terminating the Lease, Landlord may, at Landlord’s option, lawfully enter into the Premises; remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as in this Article 27.2 provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant’s obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of the Lease, Landlord shall use its best efforts to relet Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord’s reasonable discretion shall determine. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant’s account is not sufficient to pay monthly the full amount of the rent and additional rent reserved in this Lease, all other monies to be paid by Tenant, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. If the consideration collected by Landlord upon any such reletting for Tenant’s account exceeds the amount necessary to pay monthly the full amount of the rent and additional rent reserved in this Lease, such excess shall belong to Landlord.

27.3	Payment by Landlord.

Upon a default by Tenant hereunder, Landlord (or any mortgagee or ground lessor) may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the Default Rate shall be payable to Landlord on demand as Additional Rent.

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27.4	Payment Reimbursement of Costs.

Tenant shall pay upon demand all Landlord’s costs, charges and expenses, including the fees of counsel, agents and other retained by Landlord, incurred by enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

27.5	Other Rights and Remedies.

None of the rights and remedies of Landlord herein enumerated shall exclude any other right or remedy allowed by law or equity or provided elsewhere in this Lease.

Article 28. -SURRENDER OF POSSESSION

28.1	Surrender of Premises.

Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Article 20 or Article 21, respectively, excepted.

28.2	Surrender Plan.

At least two (2) months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises at the expiration of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant in its reasonable discretion. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $1,500.

28.3	Failure to Submit or Follow Surrender Plan.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises. Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the reasonable cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in Section 28.1.

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28.4	Return of Keys.

Tenant shall immediately return to Landlord all keys and/or access cards to all or any portion of the Project or Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.

Article 29. -NOTICES

29.1	Notice Requirements.

Except as otherwise provided herein, all notices or communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, by recognized overnight carrier, or by certified mail, return receipt requested, addressed to the party at the Notice Address set out in Article 1 hereof.

29.2	Change of Address.

Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

Article 30. -ENVIRONMENTAL COMPLIANCE

30.1	Prohibition/Compliance/Indemnity.

Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the Building is “Type II-B” construction per the North Carolina Building Code and all storage and use of flammable materials and Hazardous Materials shall be within any limits and in compliance with any requirements set for such buildings. If Tenant breaches the obligation stated in the preceding sentence, or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by Tenant occurs during the Term or any holding over, and provided Landlord satisfies the conditions in Section 19.1 Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local governmental authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises as a result of Tenant’s actions. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

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30.2	Pre-existing Conditions.

Based on the Phase I environmental assessment that Landlord obtained in 2004 and having received no actual notice to the contrary subsequent to such assessment, Landlord represents and warrants that there are no Hazardous Materials on the Premises as of the Commencement Date.

30.3	Business.

As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees (i) to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”) and (ii) to put in place and deliver to Landlord prior to the Commencement Date a program and plan as to its procedures for dealing with an unauthorized release, discharge, generation, storage or disposal of Hazardous Materials, including but not limited to the naming of a designated “safety officer” responsible for implementing the plan, and (iii) to keep Landlord informed of the identity of Tenant’s designated safety officer. Tenant shall deliver to Landlord true and correct copies of the following documents (the “HazMat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental authority: permits; approvals; reports and correspondence; storage and management plans; safety program and plan; and notices of violations of any Legal Requirements. Tenant shall provide Landlord with updated Haz Mat Documents in a timely manner during the Lease term; provided however nothing herein shall be deemed to constitute Landlord’s consent to any chance in the Hazardous Materials used on the Premises as shown on the original Hazardous Materials List.

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30.4	Tenant’s Obligations.

Tenant’s obligations under this Article 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan brought onto the Premises by Tenant), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s reasonable discretion, which Rent shall be prorated daily.

30.5	Definitions.

As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof; natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Article 31. -SECURITY

31.1	Security System.

Tenant may choose to hook up to the security system installed upon the Premises by Landlord, in which event Tenant shall be responsible for the cost of monitoring directly to the monitoring service provider. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord, while allowing hook up to a security system, is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises unless caused by the gross negligence or willful misconduct of Landlord. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

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Article 32. -RELOCATION OF TENANT

32.1	Landlord’s Right to Relocate Tenant.

At any time during the Lease term Landlord shall have the right, only with Tenant’s written consent upon 90 days advance written notice, to relocate the Tenant to another location in the Building designated by Landlord (the “Relocation Premises”), provided that: (a) the size of the Relocation Premises is at least equal to the size of the Premises; and (b) Landlord pays the reasonable cost of moving Tenant and improving the Relocation Premises to a substantially similar standard as that of the Premises, and reimburses Tenant for all reasonable costs directly incurred by Tenant as a result of the relocation, including the cost of moving and reinstalling Tenant’s equipment (including utilities), furniture, trade fixtures, stationery and address changes and other personal property from the Premises to the Relocation Premises,

Article 33. -EXCULPATION

33.1	Limitation of Landlord’s Liability.

Neither the partners, if Landlord is a partnership, or if Landlord is a trustee of a trust, the beneficiaries of such trust, nor the members or managers if Landlord is a limited liability company, nor the shareholders (nor any of the partners comprising same) directors or officers of any of the foregoing shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against the rest of the parties set out in the preceding sentence. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to the value of Landlord’s interest in the Building and Land and Tenant shall not look to the property or assets of any partners, if Landlord is a partnership, or if Landlord is a trustee of a trust, the beneficiaries of such trust, nor the managers or members if Landlord is a limited liability company, nor the shareholders (nor any of the partners comprising same) directors or officers of any of the foregoing in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform as such obligation.

Article 34. -MISCELLANEOUS

34.1	No Waiver.

No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

34.2	Construction.

The words “Landlord” and “Tenant” wherever used in the Lease shall be construed to mean plural where necessary and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

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34.3	Successors and Assigns.

Each provision hereof shall extend to and shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

34.4	Memorandum of Lease.

This Lease shall not be recorded, but at the request of either party and at such requesting party’s expense, a memorandum hereof, containing such information as is necessary to provide adequate record notice of the existence of this Lease and the terms hereof including whether options to renew or purchase exist, shall be prepared and recorded in the county where the Premises are located.

34.5	Exhibits and Schedules.

All Exhibits and Schedules attached to this Lease are hereby made a part of this Lease as though inserted in this Lease.

34.6	Headings.

The headings of Articles are for convenience only and do not limit or construe the contents of the Articles.

34.7	Survival.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

34.8	Entire Agreement.

This Lease contains the entire agreement of the parties in regard to the premises. There are no oral agreements existing between them, and there shall be no oral changes. Neither Landlord nor any agent of Landlord has made any representations, warranties or promises with respect to the Premises, or the Building of which the premises is a part, or the Land on which the Building is located, or the use of any amenities or facilities, except as herein expressly set forth. Any agreement hereinafter made shall be ineffective to change, waive, modify, discharge or terminate it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, waiver, modification, discharge or termination is sought.

34.9	Brokers.

Tenant and Landlord each represents to the other that it has dealt directly with and only with the Broker(s) identified in Article 1 in connection with this Lease, and that no other broker procured this Lease or is entitled to any commission in connection therewith and in the event either party has so hired another broker such hiring party shall indemnify, defend and hold forever harmless the other party from and against any claim by such hired broker and from and against any and all costs directly or indirectly arising out of any such hiring.

34.10	Governing Law.

The laws of the State of North Carolina shall govern the validity, performance and enforcement of this Lease.

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34.11	Force Majeure.

Notwithstanding anything contained in this Lease to the contrary, Landlord’s and Tenant’s obligations hereunder shall be excused to the extent that and during such time as Landlord or Tenant, as the case may be, is prevented from discharging such obligations by Acts of God, strikes, material shortages or any other reason beyond Landlord’s control.

34.12	Time.

Time is of the essence as to the performance of Tenant’s obligations under this Lease.

34.13	Not Binding Until Executed.

The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for leasing of the Premises; nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

34.14	Effect of Landlord’s Receipt of Money.

No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

34.15	Landlord’s Liability Upon Transfer.

The obligation of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Land, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder; provided however, that Landlord shall continue to be responsible for the return of Tenant’s Security Deposit unless Landlord notifies Tenant in writing of the transfer of such Security Deposit.

34.16	Early Termination Option.

Tenant shall have the right to terminate this Lease at the end of twenty-four (24) months after the Commencement Date by providing written notice to the Landlord by the end of the twenty-first (21st) month after the Commencement Date along with payment of a fixed termination fee of twenty thousand dollars ($20,000).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease the date first above written.

LANDLORD: BIOPHARM PROPERTIES, LLC

By:	/s/ W.J. Spires, Jr. (SEAL)
Name:	W.J. Spires, Jr.
Title:	Member/Manager

TENANT: CHIMERIX, INC.

By:	/s/ Merrick Almond
Its:	VP, Research

(SEAL)

Attest:

Its:

EXHIBIT A

EXHIBIT B

EXHIBIT C

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled and laboratory mice (or other animals consented to by Landlord, which consent may be withheld in Landlord’s sole discretion) used in connection with the Permitted Use, no animals shall be allowed in the offices, halls, or corridors in the Project. The use of any animals in connection with the Permitted Use shall comply with all applicable laws, including but not limited to health regulations.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by any employee or person.

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11. Tenant shall give Landlord prompt notice of any defects in the water, sewage, utility pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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STATE OF NORTH CAROLINA

FIRST AMENDMENT TO
COUNTY OF DURHAM	LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE, is made and entered into this the 1st day of February, 2009, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 2008 (known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises in or near the City of Durham, North Carolina, and

WHEREAS, the parties hereto desire to further revise and clarify certain provisions of the Lease in order to more accurately reflect the terms of their business arrangement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Lease shall be amended and modified as follows:

1.	Tenant shall lease additional space within the Building, Lab 105, consisting of approximately 1,150 square feet. The Premises shall now consist of Labs 103, 104 and 105 (3,450 square feet).

2.	The Base Rent shall be modified in accordance with the below:

Initial Term (Years 1 - 3)
Years	Monthly Base Rent	Annual Base Rent
09/01/08 - 01/31/09	$4,216.67	$50,600.00
02/01/09 - 08/31/11	$6,900.00	$82,800.00
Option Term (Years 4 - 6)
Years	Monthly Base Rent	Annual Base Rent
09/01/11 - 08/31/14	$7,374.38	$88,492.50

3.	Tenant’s Share of proportionate expenses shall be 33%.

4.	In addition to Base Rent, Tenant agrees to pay to Landlord as Additional Rent, Tenant’s Share of “Expenses” (as defined in the Lease). On the first day of each month beginning on the date set forth in this First Amendment to Lease Agreement, Tenant shall pay to Landlord an amount equal to $853,88, Payments for any fractional calendar month shall be prorated.

5.	All other terms and conditions will remain the same.

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6.	All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Lease. Unless otherwise amended, modified, or supplemented herein, all the other terms, covenants, and conditions of the Lease shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease Agreement to be executed as of the date first set forth above.

LANDLORD: BIOPHARM PROPERTIES, LLC

By:	/s/ W. J. Spires, Jr.
Its:	Member/Manager

TENANT: CHIMERIX, INC,

By:	/s/ Merrick Almond
Its:	VP, Research

By:	/s/ Pamela Goss
Its:	Controller/CAO

3

STATE OF NORTH CAROLINA
SECOND AMENDMENT TO
COUNTY OF DURHAM	LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE, is made and entered into this the 9th day of June, 2009, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 2008 and amended February 9, 2009 (collectively known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises in or near the City of Durham, North Carolina, and

WHEREAS, the parties hereto desire to further revise and clarify certain provisions of the Lease in order to more accurately reflect the terms of their business arrangement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Lease shall be amended and modified as follows:

1.	Tenant shall lease additional space within the Building, Lab 106, consisting of approximately 1,150 square feet. The Premises shall now consist of Labs 103, 104, 105, and 106 (4,600 square feet).

2.	The Base Rent shall be modified in accordance with the below:

Initial Term (Years 1 - 3)
Years	Monthly Base Rent	Annual Base Rent
07/01/09 - 08/31/11	$8,529.17	$102,350.00
Option Term (Years 4 – 6)
Years	Monthly Base Rent	Annual Base Rent
09/01/11 - 08/31/14	$9,168.85	$110,026.25

~~3.~~	~~Tenant’s Share of proportionate expenses shall be 45%~~

4.	In addition to Base Rent, Tenant agrees to pay to Landlord as Additional Rent, Tenant’s Share of “Expenses” (as defined in the Lease). On the first day of each month beginning on the date set forth in this First Amendment to Lease Agreement, Tenant shall pay to Landlord an amount equal to $1,406.84. Payments for any fractional calendar month shall be prorated.

5.	Section 34.16 under the Lease, Early Termination Option, shall be amended to include a fixed termination fee in the amount of $32,000.00.

6.	All other terms and conditions will remain the same,

7.	All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Lease. Unless otherwise amended, modified, or supplemented herein, all the other terms, covenants, and conditions of the Lease shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease Agreement to be executed as of the date first set forth above.

LANDLORD: BIOPHARM PROPERTIES, LLC

By:	/s/ W. J. Spires, Jr.
Its:	Member/Manager

TENANT: CHIMERIX, INC.

By:	/s/ Merrick Almond
Its:	VP, Research

3

STATE OF NORTH CAROLINA
COUNTY OF DURHAM	THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE, is made and entered into this the 17th day of May, 2011, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

W1TNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 2008 and Amended February 9, 2009 and again June 9, 2009 (collectively known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises In or near the City of Durham, North Carolina, and

WHEREAS, the parties hereto desire to further revise and clarify certain provisions of the Lease in order to more accurately reflect the terms of their business arrangement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Lease shall be amended and modified as follows:

1.	Tenant elects to exercise its option to extend the original Lease which shall commence September 1, 2011 but shall expire February, 29, 2012.

2.	According to Paragraph 2 of the Second Amendment to Lease Agreement executed on June 9, 2009, the Monthly Base Rent during the Option Period shall be $9,168.65. The Additional Rent shall remain the same at $1,406.84.

3.	All other terms and conditions will remain the sane.

4.	All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Lease. Unless otherwise amended, modified, or supplemented herein, all the other terms, covenants, and conditions of the Lease shall remain In full force and effect.

SIGNATURES ON FOLLOWING PAGE

1

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease to be executed as of the date first set forth above.

LANDLORD; BIOPHARM PROPERTIES, LLC

Granite Investments, LLC Manager

By:	/s/ ILLEGIBLE
Its:	Manager

TENANT: CHIMERIX, INC.

By:	/s/ Kenneth I. Moch
Its:	President and CEO

2

STATE OF NORTH CAROLINA
COUNTY OF DURHAM	FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE, is made and entered into this the 29th day of February, 2012, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

W1TNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 2008 and Amended February 9, 2009, June 9, 2009, and again May 17, 2011 (collectively known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises in or near the City of Durham, North Carolina, and

WHEREAS, the parties hereto desire to further revise and clarify certain provisions of the Lease in order to more accurately reflect the terms of their business arrangement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Lease shall be amended and modified as follows:

1.	Tenant elects to extend the original Lease which shall commence March 1, 2012 but shall expire February 28, 2013.

2.	According to Paragraph 2 of the Third Amendment to Lease Agreement executed on May 17, 2011, the Monthly Base Rent shall be $9,168.65. The Additional Rent during this renewal period shall be $1,832.33.

3.	All other terms and conditions will remain the same.

4.	All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Lease. Unless otherwise amended, modified, or supplemented herein, all the other terms, covenants, and conditions of the Lease shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

1

IN WITNESS WHEREOF, the parties hereto have caused this FOURTH Amendment to Lease to be executed as of the date first set forth above.

LANDLORD: BIOPHARM PROPERTIES, LLC

Granite Investments, LLC, Manager

By:	/s/ ILLEGIBLE
Its:	Manager

TENANT: CHIMERIX, INC.

By:	/s/ Timothy W. Trost
Its:	Sr. Vice President and CFO

2

STATE OF NORTH CAROLINA
COUNTY OF DURHAM	FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE, is made and entered into this the 30th day of November, 2012, by and between Biopharm Properties, LLC (“Landlord”) and Chimerix, Inc. (“Tenant”).

W1TNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 2008 and Amended February 9, 2009, June 9, 2009, May 17, 2011, and again February 29, 2012 (collectively known as the “Lease”), under the terms of which Landlord leases to Tenant certain premises in or near the City of Durham, North Carolina, and

WHEREAS, the parties hereto desire to further revise and clarify certain provisions of the Lease in order to more accurately reflect the terms of their business arrangement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto do agree that the Lease shall be amended and modified as follows:

1.	Tenant elects to extend the original Lease which shall commence March 1, 2013 but shall expire February 28, 2014.

2.	According to Paragraph 2 of the Fourth Amendment to Lease Agreement executed on February 29, 2012, the Monthly Base Rent shall be $9,168.65. The Additional Rent during this renewal period shall be $1,832.33.

3.	All other terms and conditions will remain the same.

4.	All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Lease. Unless otherwise amended, modified, or supplemented herein, all the other terms, covenants, and conditions of the Lease shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

1

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Lease to be executed as of the date first set forth above.

LANDLORD: BIOPHARM PROPERTIES, LLC

Granite Investments, LLC, Manager

By:	/s/ ILLEGIBLE
Its:	Manager

TENANT: CHIMERIX, INC.

By:	/s/ Timothy W. Trost
Its:	SVP and CFO

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